CERTIFICATIONS    PURSUANT    TO    SECTION    906    OF    THE    SARBANES-OXLEY    ACT    OF    2002

Exhibit 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Who’s Your Daddy, Inc., a Nevada corporation (the “Company”), on Form 10-QSB for the six months ended June 30, 2006, as filed with the Securities and Exchange Commission (the “Report”), Edon Moyal, Chief Executive Officer of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Edon Moyal

Name:	Edon Moyal

Title:	Chief Executive Officer

Date:	August 11, 2006

[A signed original of this written statement required by Section 906 has been provided to Who’s Your Daddy, Inc. and will be retained by Who’s Your Daddy, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]